Exhibit 99.1 Press Release

COROWARE ANNOUNCES SUBSEQUENT DELAY IN FILING OF FORM 10-K

Bellevue, WA – May 9, 2016 – CoroWare, Inc. (OTC PINK: COWI) announced today that it will further delay filing its annual report on Form 10-K for the fiscal year ended December 31, 2015

Based upon current estimates and assuming no change in the current status of our efforts, we anticipate that the Company will file its Fiscal Year 2015 annual report on Form 10K within the next two weeks.

On March 31, 2016, the company filed a Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission (the "SEC") regarding its delayed Form 10-K due to the need to complete all steps and tasks necessary to finalize its annual financial statements and other disclosures.

On April 14, 2016, the company announced that it would further delay filing its Fiscal Year 2015 annual report on Form 10K.

The company has notified OTC Markets that it will further delay filing its annual report on Form 10-K, at which time the company will regain compliance with OTC Market's requirements.

The delayed filing has no impact on CoroWare's business operations.

About Coroware, Inc.
Coroware, Inc., headquartered in Bellevue, Washington, is a diversified technology and solutions company with expertise in:
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Business Consulting Services:  R&D engineering services; business process workflow; software architecture, design and development; content management; console, PC and online game production; marketing coordination and management.

•	Robotics and Automation: Custom engineering such as visualization, simulation and software development; and mobile robot platforms for university, government and corporate researchers

CoroWare's customers are located in North America, Europe, Asia and the Middle East, and span multiple industry sectors - including universities, software and hardware product development companies, and non-profit organizations.  For more information, please visit www.coroware.com.

Forward-Looking Statement
This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The ability of the Company to complete and file its Fiscal Year 2015 annual report on Form 10K relies on third parties to complete their activities.  Investors are cautioned that such forward-looking statements involve risks and uncertainties, which include among others, the inherent uncertainties associated with smaller reporting companies, including without limitation, other risks detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission.

Contact:
CoroWare Investor Relations
(800) 641-2676, option 3
investor@coroware.com